Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-197513, No. 333-177492 and No. 333-170591) and S-8 (No. 333-209939, No. 333-202529, No. 333-194520, No. 333-187355, No. 333-180046, No. 333-174283, No. 333-167360 and No. 333-162785) of Cowen Group, Inc. of our report dated March 23, 2016 relating to the financial statements of Starboard Value A LP which appears in this Form 10-K/A -Amendment No. 1.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
March 23, 2016